                  SECOND AMENDMENT TO LOAN SERVICING AGREEMENT

     This Second Amendment ("Second Amendment"), dated and effective as of the
21st day of January 2005, to the Loan Servicing Agreement dated as of September
26, 2003 (the "LSA") and by and between MortgageIT, Inc. ("Owner"), a New York corporation, and GMAC Mortgage Corporation ("Servicer"), a Pennsylvania
corporation.

                              Preliminary Statement

     WHEREAS, Pursuant to the terms of the LSA, Owner intends to transfer the servicing of certain types of mortgage loans to Servicer.

     WHEREAS, Servicer has agreed to service such Mortgage Loans pursuant to the
LSA.

     WHEREAS, Owner and Servicer previously amended the LSA via a First
Amendment to Loan Servicing Agreement dated as of April 14, 2004 ("First
Amendment").

     WHEREAS, Owner and Servicer desire to further amend the LSA to set forth the terms and conditions regarding the management and servicing of additional types of Mortgage Loans possessing characteristics different than those specified in the LSA and as otherwise set forth herein.

     NOW, THEREFORE, in consideration of the mutual undertakings herein expressed and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The following definitions are added to Article I of the LSA:

          FHA: The Federal Housing Administration or any successor thereto.

          Interim 1st Mortgage Loan: The individual interim Mortgage Loan(s) set forth on the attached Exhibit "A-3" to this Second Amendment which may be amended from time to time with the mutual consent of the parties.

          Rating Agency: Standard & Poor's Ratings Service, a division of The
McGraw Hill Companies Inc., Moody's Investors Service, Inc. or Fitch, Inc.

          Reconstitution: The removal of any Mortgage Loan from coverage under this Agreement upon a Whole Loan Transfer or Pass-Through Transfer.

          Reconstitution Date: With respect to any Mortgage Loan, the effective date of a Pass-Through Transfer.

          Trustee: The Person appointed as trustee in connection with any
Pass-Through Transfer.

          VA: The United States Department of Veterans Affairs and any successor thereto.

          VA No-Bid Instruction: An instruction given by the VA to effect that the VA will not accept conveyance of the REO Property related to the foreclosure of a Mortgage Loan or

when the VA pays all or part of the difference between the net sale proceeds and the total indebtedness on a VA guaranteed loan following the private sale of the property where the proceeds are insufficient to fully payoff the existing
Mortgage.

2. The definition of "Charge-off Date" is deleted in its entirety from Article I of the LSA.

3. The definition of "Damages" in Article I of the LSA is deleted in its entirety and replaced with the following:

          Damages: Any and all assessments, judgments, claims, liabilities, losses, costs, damages or expenses (including interest, penalties and reasonable attorneys' fees, expenses and disbursements in connection with any action, suit or proceeding and including any such reasonable attorneys' fees, expenses and disbursements incurred in enforcing any right of indemnification against any indemnitor).

4. The definition of "Servicing Activity Fees" in Article I of the LSA is
deleted in its entirety and replaced with the following:

          Servicing Activity Fees: All income derived from the Mortgage Loans, other than payments of principal, interest, prepayment penalties or Escrow
Payments, including, insufficient fund fees, conversion fees, satisfaction fees, assumption fees, release fees, foreclosure fees, and all other incidental fees and charges received by the Servicer.

5. The last two sentences of the third paragraph of Section 2.01 of the LSA shall be deleted in their entirety and replaced with the following:

          The Owner shall, at the request of Servicer, deliver
powers-of-attorney, similar to those attached hereto as Exhibit G-2, to the
Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Loans, including satisfactions, partial releases, modifications and foreclosure documentation as promptly as reasonably feasible, execute and return such documentation to the Servicer.

6. The last two sentences of the first paragraph of Section 2.15 of the LSA shall be deleted in their entirety and replaced with the following:

          The Servicer shall not cancel or refuse to renew any PMI Policy that is required to be kept in force under this Agreement unless a replacement PMI
Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer.

7. The last sentence of Section 2.24(a) is replaced in its entirety with the following sentence:

          Losses of the type referred to above for which Owner shall remain responsible include, but are not limited to: credit losses, special hazard insurance premiums, earthquake losses, losses resulting from the absence or inadequacy of hazard insurance or flood insurance for a Mortgaged Property in accordance with Applicable Requirements, foreclosure losses, REO Property losses, VA No-Bid Instructions, VA partial guaranties, and losses in connection with the Soldiers and Sailors Relief Act.

8. The second paragraph of Section 2.24(b) shall be deleted in its entirety and replaced with the following:

          Out-of-pocket collection Expenses incurred by Servicer that will be reimbursed by Owner include Expenses associated with the following: appraisals
(pre- and post-foreclosure), title work, attorney fees (foreclosure, bankruptcy, and other), legal filing fees, inspection fees (interviews, drive-bys, clean out inspections after vacated, professional services such as property surveys, repair inspections, Environmental Protection Agency inspections, etc.), property maintenance (utilities, lawn care, snow removal, securing costs, repairs, winterization, removal of debris, clean-up after vacated), condominium expenses
(condo fees, association fees, etc.), insurance (premiums and deductibles), taxes (property, estate, assessments), photographs, loss drafts, and travel
(transportation, meals, lodging, rental cars). For individual Servicing Advances or Expenses in excess of $50,000.00 (fifty thousand dollars), the Servicer shall obtain the Owner's consent before making such Servicing Advance or incurring such an Expense. If such consent is not provided by Owner to Servicer within 3
Business Days, then such consent will be deemed granted.

9. Section 2.24(c) shall be deleted in its entirety and replaced with the following:

          Within five (5) Business Days following receipt of an invoice from
Servicer, Owner shall reimburse Servicer for Expenses that have been outstanding for five (5) days or more and the interest due on all unreimbursed Expenses made under this Agreement in an amount equal to the one-month LIBOR plus one percent
(1.00%) basis points, multiplied by the average daily outstanding balance of all
Expenses. Each invoice shall be accompanied by appropriate supporting documentation describing and regarding the amount and nature of such Expenses made in accordance with Applicable Requirements and this Agreement.

10. The Second Paragraph of Section 3.01 shall be deleted in its entirety and replaced with the following:

          With respect to any remittance received by the Owner after the second
Business Day following the Business Day on which such payment was due, the
Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the one-month LIBOR plus one percent (1.00%), adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the
Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding
Remittance Date. The payment by the Servicer of any such interest shall not be deemed (i) Servicer's extension of time for payment, or (ii) Servicer's waiver of any Event of Default.

10. The following shall be added as Section 4.06 of the LSA:

     Section 4.06 Annual Statement as to Compliance.

          The Servicer will deliver to the Owner on or before March 31 of each year, beginning with March 31, 2006, an officer's certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) the Servicer has fully complied with the provisions of this
Agreement and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such

default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Servicer to the Owner upon request.

11. Section 7.01(c)(4) of the LSA shall be deleted in its entirety and replaced with the following:

          perpetuating the acts or omissions of prior servicers that fail to comply with Applicable Requirements, including, without limitation, any debt-collector related liability (including, without limitation, effects of abusive or deceptive collection acts, improperly initiated foreclosures and imposition of improper fees or interest charges) unless (a) the Servicer has actual knowledge that perpetuating such act or omission will fail to comply with
Applicable Requirements or result in liability to the Servicer and in conscious disregard of such actual knowledge, nonetheless perpetuates such act or omission, (b) the Servicer knowingly performs an act or omission and such act or omission as a singular act, not in combination with any other act or omission of any prior servicer(s), results in liability to the Servicer, or (c) the acts or omissions are based on a mistaken or false conception of the law that is obvious, gross and significant and the Servicer, over a period of time, in more than a single instance, continues in its course of servicing to perpetuate such acts or omissions;

12. The following is added as Section 7.04 of the LSA:

     Section 7.04 No Transfer of Servicing.

          With respect to the retention of the Servicer to service the Mortgage
Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this
Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, without the prior written approval of the Owner.

13. Article VIII of the LSA shall be deleted in its entirety and replaced with the following Section 8.01:

     Section 8.01 Cooperation of Servicer with Reconstitution.

          The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect a Reconstitution. The Servicer and the
Owner acknowledge and agree that the Servicer is not obligated hereunder to act as servicer in any Reconstitution and the Owner is not obligated hereunder to offer the Servicer the opportunity to act as servicer in any Reconstitution.

          The Servicer shall reasonably cooperate with the Owner in connection with any Reconstitution contemplated by the Owner pursuant to this Section 8.01, provided, however, that under no circumstances and in no event shall such cooperation include any act of the Servicer or any event affecting the Servicer which would materially increase the Servicer's liabilities or obligations beyond those liabilities and obligations contained in this Agreement (except as otherwise set forth herein).

          In connection with any Reconstitution in which the Owner and the
Servicer have agreed that the Servicer shall act as the servicer in the
Reconstitution, the Owner shall deliver any agreement (the "Reconstitution
Agreement") or other document related to the Reconstitution to the Servicer at least 10 (ten) Banking Days prior to such Reconstitution; the Servicer's refusal to cooperate with Owner based on late delivery of such documents shall result in no liability to the Servicer. Such Reconstitution Agreement may, in the Owner's
discretion, contain contractual provisions not set forth in this Agreement, including, but not limited to, (i) customary certificate payment delays, (ii)
servicer advance requirements for the advancing of delinquent scheduled payments of principal and/or interest through liquidation (unless deemed non-recoverable), (iii) servicer obligations to pay compensating interest for interest shortfalls resulting from voluntary Borrower prepayments (to the extent of the monthly servicing fee payable to the servicer), (iv) representations and warranties (dated as of the date of such Reconstitution) of the Servicer conforming in all material respects to the representations and warranties in this Agreement, and (v) such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Loans, and other provisions that conform to secondary market standards for mortgage-backed securities backed by mortgage loans similar to the Loans or as may be reasonably required by one or more
Rating Agencies. The Servicer shall promptly review such Reconstitution
Agreement and/or related documents and, provided that such Reconstitution
Agreement contains servicing provisions substantially similar to those herein or otherwise acceptable to the Servicer in its sole discretion, shall execute such
Reconstitution Agreement and/or related documents. The Servicer's refusal to execute any Reconstitution Agreement or related documents may be based on any provision which materially (a) increases the liability of the Servicer and/or
(b) affects Servicer's profitability from that contemplated in this Agreement.
The Owner hereby agrees to reimburse the Servicer pursuant to Articles II and IV for reasonable expenses incurred by the Servicer that relate to reviewing and commenting on the and related documents in the amount not to exceed (i) $2,500 if Servicer uses internal counsel or (ii) $10,000 if Servicer uses external counsel. Any cooperation from the Servicer in connection with any Reconstitution contemplated by this Section shall include delivery of a legal opinion relating to the Servicer, the furnishing of information for use in an offering document, conforming to market standards for transactions of this type, relating to the
Servicer and its servicing practices and portfolio, it's applicable foreclosure, loss and delinquency experience and appropriate audit letters, when such letters already exist, of reputable, certified public accountants pertaining to such information as shall be reasonably requested by Owner (collectively, the
"Servicer Information"). The Servicer shall indemnify the Owner, each Affiliate of the Owner participating in any such Reconstitution and each Affiliate, and their respective officers and directors, and hold each of them harmless from and against any and all losses, claims, expenses, damages or liabilities to which each of them may become subject, under the Securities Act of 1933 Act, as amended (the "1933 Act") or otherwise, including, without limitation, with respect to disputes between the parties, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any offering document prepared in connection with any Reconstitution, or the omission to state in the offering document a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was contained in or omitted from the Servicer Information. The Owner shall indemnify the Servicer and each Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fess and expenses that each of them may sustain in any way related to any information provided by the Owner in any offering document prepared in connection with any Reconstitution.

          If requested by the Owner in connection with any Reconstitution, the
Servicer and the Owner shall execute a letter agreement setting forth the indemnification obligations set forth in this Section 8.01. In the event that the Servicer is not the master servicer, servicer or subservicer with respect to a Reconstitution, any and all reasonable costs, fees and expenses incurred by
Servicer in connection with such Reconstitution shall be reimbursed by Owner.
Any execution of a subservicing agreement or pooling and servicing agreement by the Servicer shall be conditioned on the Servicer receiving the Servicing Fee or such other servicing fee acceptable to Servicer. Notwithstanding any provision to the contrary in this Agreement, in the event that the Servicer is the master servicer, servicer or subservicer with respect to a Reconstitution, the Owner agrees that in such Reconstitution any servicing performance termination triggers shall be approved by the Servicer in its reasonable discretion;
provided, that in the event that the Servicer does not approve any servicing performance termination triggers, the Owner shall, with respect to the
Reconstitution, have the right to terminate the Servicer hereunder (a "Servicing
Performance Trigger Termination") and designate a successor servicer to act as master servicer, servicer or subservicer. In the event of a Servicing
Performance Trigger Termination, the Servicer shall be entitled to reimbursement of the applicable Deboarding Fee and all transfer related expenses pursuant to
Articles II and IV; provided, however, in no event will Owner be obligated to pay any Termination Fee in connection with such termination.

          All Loans not sold or transferred pursuant to a Reconstitution shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

14. Section 9.01 of the LSA shall be deleted in its entirety and replaced with the following:

     Section 9.01 Events of Default.

     (a) Each of the following shall constitute an Event of Default on the part of the Servicer:

     (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the
Servicer; or

     (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of Servicer set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of sixty (60) days (except that such number of days shall be fifteen (15) days in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the
Servicer by the Owner or by the Custodian; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

     (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property; or

     (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

     (vi) the Servicer ceases to meet the qualifications of a Fannie Mae/Freddie
Mac servicer; or

     (vii) the Servicer ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but in each case only to the extent it materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

     (viii) the Servicer attempts, without the consent of the Owner, to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

     (ix) failure by the Servicer to maintain the material licenses to do business in any jurisdiction where the Mortgaged Property is located, but only to the extent such non-qualification materially and adversely affects such the
Servicer's ability to perform its obligations hereunder.

     (b) Each of the following shall constitute an Event of Default on the part of the Owner:

     (i) any failure by the Owner to remit to the Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner;
or

     (ii) failure by the Owner duly to observe or perform in any material respect any other of the covenants or agreements on the part of Owner set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner by the Servicer or by the Custodian; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Owner and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

     (iv) the Owner shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Owner or of or relating to all or substantially all of its property; or

     (v) the Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or

reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

The phrase "sixty (60) days" in the first sentence of Section 10.03 of the LSA shall be deleted and replaced with the phrase "one hundred twenty (120) days".

The phrase "Sections 9.01, 10.01(ii) or 10.02" in the first paragraph of Section
11.01 and the phrase "Section 9.01, 10.01 or 10.02" in the second paragraph of
Section 11.01 of the LSA shall each be deleted and replaced with the phrase
"Sections 9.01, 10.01(iii), 10.02 or 10.03".

15. The phrase "Commonwealth of Pennsylvania" in Section 11.03 of the LSA shall be deleted and replaced with the phrase "State of New York".

16. Section 11.12 of the LSA shall be deleted in its entirety and replaced with the following language:

     Section 11.12 Limitation of Damages.

          Notwithstanding anything to the contrary contained herein, the parties agree that neither party shall be liable to the other for any special, consequential or punitive damages whatsoever, whether in contract, tort
(including negligence and strict liability), or any other legal or equitable principle, provided, however, that such limitation shall not be applicable with respect to third party claims made against a party.

17. Section 11.13 of the LSA shall be deleted in its entirety.

18. Exhibit "D" to the LSA shall be amended by adding the attached Exhibit "D-3"
which represents the Eligibility Criteria for Interim 1st Mortgage Loans which may be amended from time to time with the mutual consent of both parties.

19. Exhibit "A" to the LSA shall be amended by adding the attached Exhibit "A-3"
which represents the Mortgage Loan Schedule for Interim 1st Mortgage Loans which may be amended from time to time with the mutual consent of both parties.

20. Exhibit "E" to the LSA shall be amended by adding the attached Exhibit "E-3"
which represents the Servicing Fees to be paid by Owner with respect to Interim
1st Mortgage Loans the servicing of which is being transferred hereunder.

21. Exhibit "F" to the LSA shall be amended by replacing Exhibit "F" in its entirety and replacing it with the attached Exhibit "F-2" which represents the
Transfer Instructions.

22. Exhibit "G" to the LSA shall be amended by replacing Exhibit "G" in its entirety and replacing it with the attached Exhibit "G-2" which represents the
Limited Power of Attorney

23. Any conflict between the provision of this Second Amendment and those of the
LSA and/or the First Amendment shall be resolved in favor of the provisions of the Second Amendment. All provisions of the LSA not modified by this Amendment or the First Amendment shall continue in full force and effect.

24. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Owner and the Servicer.

25. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

26. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together by one and the same agreement.

27. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Seller and the Servicer have caused this
Second Amendment to be executed by their duly authorized officers as of the date first written hereinabove.

                                          "SERVICER"

                                          GMAC MORTGAGE CORPORATION

                                          By: /s/ WESLEY B. HOWLAND
                                              ----------------------------------

                                          Name: Wesley B. Howland
                                                --------------------------------

                                          Title: Vice President
                                                 -------------------------------

                                          "OWNER"

                                          MORTGAGEIT, INC.

                                          By: /s/ JOHN R. CUTI
                                              ----------------------------------

                                          Name:  John R. Cuti
                                                --------------------------------

                                          Title:  General Counsel and Secretary
                                                 -------------------------------